EXHIBIT 99.1
                                                                    ------------
P R E S S   R E L E A S E


                                [GRAPHIC OMITTED]
                    [LOGO UNIVERSAL AMERICAN FINANCIAL CORP]

                              FOR IMMEDIATE RELEASE

                   UNIVERSAL AMERICAN FINANCIAL CORP. REPORTS
                         RECORD FOURTH QUARTER RESULTS

--------------------------------------------------------------------------------

Rye Brook, NY - February 16, 2005 - Universal American Financial Corp. (NASDAQ National Market: UHCO) ("Universal American") today announced record results for the quarter ended December 31, 2004.

FOURTH QUARTER 2004 COMPARED TO FOURTH QUARTER 2003

         Universal American reported net income of $17.4 million for the fourth quarter of 2004, a 33% increase over the $13.1 million reported last year. We earned $.30 per diluted share, an increase of 30% over the $.23 reported for the fourth quarter of 2003. Results for the fourth quarter of 2004 include the results of operations of Heritage Health Systems, Inc. ("Heritage") which was acquired on May 28, 2004.

         Net income for the fourth quarter of 2004 included after-tax realized investment gains of $0.9 million, or $.01 per diluted share. Net income for the fourth quarter of 2003 included after-tax realized investment gains of $0.1 million, less than $.01 per diluted share.

         Total revenues for the fourth quarter of 2004 increased 41% to $206.6 million. Direct and assumed premiums for the fourth quarter of 2004 increased 27% to $243.2 million and net premiums for the fourth quarter increased 45% to $184.4 million, compared to the fourth quarter of 2003.

         Return on equity (excluding the effect of FAS 115) for the fourth quarter 2004 was 18.9% which includes 96 basis points resulting from realized capital gains. (See Non-GAAP Financial Measures contained in the Supplemental Financial Information at the end of this press release).


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Universal American Financial Corp.                                       Page  2
February 16,  2005


YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

         Our reported net income for the year ended December 31, 2004 was $63.9 million, a 48% increase over the $43.1 million reported last year. We earned $1.13 per diluted share, an increase of 44% over the $.78 per diluted share reported for 2003. Results for 2004 include the results of operations of Heritage since its acquisition on May 28, 2004.

         Net income for the year ended December 31, 2004 included after-tax realized investment gains of $6.9 million, or $.12 per diluted share. Net income for the year ended December 31, 2003 included after-tax realized investment gains of $1.3 million, or $.02 per diluted share, and an after-tax charge of $1.2 million, or $.02 per diluted share after tax, relating to the expensing of unamortized deferred fees on the loan that was repaid in order to finance the Pyramid acquisition in March 2003.

         Total revenues for the year ended December 31, 2004 increased 41% to $735.3 million. Direct and assumed premiums for 2004 increased 23% to $894.6 million and net premiums increased 44% to $645.2 million, compared to 2003.

         Return on equity (excluding FAS 115) for the year ended December 31, 2004 was 18.7%, which includes 202 basis points resulting from realized capital gains (see Non-GAAP Financial Measures contained in the Supplemental Financial Information at the end of this press release).

BALANCE SHEET DATA

         Total assets increased to $2.0 billion as of December 31, 2004, compared to $1.8 billion at December 31, 2003.

         Stockholders' equity as of December 31, 2004 was $419.4 million, or $7.60 per common share, compared to $345.7 million, or $6.41 per common share, at December 31, 2003.

         Excluding the effect of FAS 115, which includes the net unrealized appreciation of the company's investment portfolio, stockholders' equity was $378.4 million and fully diluted book value per common share was $6.71, a 21% increase since December 31, 2003 (see Non-GAAP Financial Measures contained in the Supplemental Financial Information at the end of this press release). Over the last five years, fully diluted book value per share, excluding the effect of FAS 115, has grown at a compounded rate of 17.0%.

Universal American Financial Corp.                                       Page  3
February 16,  2005


MANAGEMENT COMMENTS

         Richard Barasch, chairman and CEO of Universal American, commented, "The fourth quarter of 2004 was another strong quarter for our company, capping a terrific year. A significant driver of our increased profitability in 2004 was the addition of Heritage Health Systems in May; however, we also experienced core growth of 21% in revenues and 20% in profits from our existing businesses as compared to last year.

         "We are especially pleased with our improved strategic position in the senior health insurance market. For more than 10 years, Universal American built an enviable franchise in the sale of Medicare supplement products. With the addition of Heritage, we are now building a Medicare Advantage business as well. As this market for individual senior health insurance grows, our company is well-positioned to offer the full range of needed products.

         "We are particularly intrigued by the opportunity to offer an insured prescription drug plan pursuant to the Medicare Modernization Act of 2003. We plan to file a letter this week with the Center for Medicare and Medicaid Services indicating our intention to offer such a plan in several regions.

         CAREER AGENCY

         "The Career Agency division continued its excellent performance, with solid contributions coming from the growth of our senior market health business in the U.S. and the improved profitability of our specialty health business in the U.S. Revenues increased 7% to $78.9 million and profits increased 11% to $15.5 million compared to the fourth quarter of 2003. For the full year, revenues increased by 20% and income increased by 24%, as compared to 2003.

         "The Senior Solutions program is a key part of our efforts to increase senior market sales. We continue to emphasize recruiting and new office expansion, and we have begun to see the results in new sales. Sales of senior market products by the Career agents improved 30% over last year. In addition, these agents have been successful in selling the Heritage managed care products in the Houston area, and they added 1,000 new members to the health plan in 2004. In 2004, we opened 22 Senior Solutions Sales Centers for Pennsylvania Life and Pyramid in new locations. We now have a total of 84 offices designated as Senior Solutions Sales Centers and we anticipate further improvement in senior market sales from this expansion.


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Universal American Financial Corp.                                       Page  4
February 16,  2005


         "We also had strong performance from our specialty health insurance business. Even though our sales in this part of the Career segment have been slower than last year, better loss ratios and an increase in the value of the Canadian dollar have helped our results.

         SENIOR MARKET BROKERAGE

         "Our results in the Senior Market segment were negatively impacted by higher morbidity than anticipated and lower investment yields. Revenues rose by 15% to $80.8 million, as compared to the fourth quarter of 2003, resulting from a combination of new sales, rate increases and increased retention of new business. However, our Medicare supplement loss ratio for the segment increased 520 basis points to 66.6% from 61.4% as compared to the fourth quarter last year, leading to a 13% decrease in segment income for the quarter.

         "For the full year, the loss ratio on our Medicare supplement business increased by 80 basis points to 69.1% from 68.3% in 2003 and segment income was 1% lower than last year. We have already begun to apply for and implement rate increases that should allow us to reverse this trend.

         MEDICARE ADVANTAGE

         "Driven by the acquisition of Heritage, our Medicare Advantage segment generated EBITDA of $5.1 million and pre-tax income of $4.4 million for the fourth quarter of 2004 on revenues of $42.0 million (see Non-GAAP Financial Measures contained in the Supplemental Financial Information at the end of this press release). In the eight months since the closing, Heritage has added 3,336 new members in its core markets in southeast Texas, bringing the enrollment up to more than 19,411 as of January 1, 2005, and has achieved an annualized growth rate of 31%. We expect our growth to continue as a result of expansion to additional counties, as well as from the incremental sales activity generated by our Senior Solutions Sales Centers in that region.

         "In addition, we began to market a Medicare Advantage private fee-for-service plan in upstate New York and Pennsylvania, and we are pleased with the initial market acceptance of this product. In the first six months of operation, we have enrolled approximately 1,698 members in this program, resulting in $11.6 million of annualized revenue.


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
Universal American Financial Corp.                                       Page  5
February 16,  2005


         "At the beginning of 2004, we had no Medicare Advantage membership. Now, we have more than 21,000 members generating more than $180 million of annualized revenue, which we believe will continue to grow.

         ADMINISTRATIVE SERVICES

         "CHCS Services, one of the country's leading senior health insurance third-party administrators, continued its important contribution to the profitability and cash flow of our company. Revenues for the fourth quarter of 2004 increased by 20% to $14.7 million, as compared to the fourth quarter of 2003, and pre-tax income increased 20% to $3.5 million. Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the fourth quarter of 2004 increased 18% to $4.1 million, compared to the fourth quarter of 2003 (see Non-GAAP Financial Measures contained in the Supplemental Financial Information at the end of this press release).

         INVESTMENT PORTFOLIO

         "Our investment portfolio, now totaling approximately $1.2 billion, remains sound with over 99% of the portfolio invested in debt securities rated investment grade by at least one of the rating agencies. As of the end of the fourth quarter, our bonds were worth $61 million more than our cost. We have realized $10.6 million in capital gains during the year ended December 31, 2004, including $1.4 million during the fourth quarter. As rates dropped at various points during the year, we took advantage of market conditions to realize capital gains to make efficient use of our tax capital loss carryforwards.

         RESEGMENTATION

         "Beginning with our Form 10K for 2004, we will change the way we report our results by segment. Previously, we reported our segments based on distribution channel. Going forward, we will report based on product. We will be replacing our current Senior Market Brokerage and Career Agency segments with Senior Market Health Insurance, Life and Annuity and Specialty/Self-employed segments. The Medicare Advantage and Administrative Services segments will be unchanged. We believe that this new segmentation will provide even greater clarity to the results of the company. We will be publishing historical quarterly results based on the new segmentation on our website concurrent with the filing of our Form 10K.


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Universal American Financial Corp.                                       Page  6
February 16,  2005


CONFERENCE CALL

         Universal American will host a conference call at 10 am Eastern Time on Thursday, February 17, 2005 to discuss the fourth quarter results and other corporate developments. Interested parties may participate in the call by dialing 706-679-0770. Please call in 10 minutes before the scheduled time and ask for the Universal American call. This conference call will also be webcast live over the Internet and can be accessed at Universal American's website at WWW.UAFC.COM. To listen to the live call, please go to the website at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 60 days.

            Prior to the conference call, Universal American will make available on its website supplemental financial data in connection with its quarterly earnings release. This supplemental financial data can be accessed at WWW.UAFC.COM (under the heading "Investor Relations; Financial Reports").

ABOUT UNIVERSAL AMERICAN FINANCIAL CORP.

         Universal American Financial Corp. is a specialty health and life insurance holding company. Through our family of companies, we offer a broad array of health insurance and managed care products and services, primarily to the growing senior population. Universal American is included in the NASDAQ Financial-100 Index, the Russell 2000 Index and the Russell 3000 Index. For more information on Universal American, please visit our website at WWW.UAFC.COM.

         Except for the historical information contained above, this document and oral statements made from time to time by our representatives may contain some forward looking statements, including statements related to 2005 operating results, which involve a number of risks and uncertainties that could cause actual results to differ materially. These risk factors are listed from time to time in Universal American's SEC reports.

                               (Tables to follow)




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
Universal American Financial Corp.                                       Page  7
February 16,  2005


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                      In millions, except per share amounts
                                   (Unaudited)

                                                                    Three Months Ended                   Year Ended
                                                                        December 31,                    December 31,
CONSOLIDATED OPERATING RESULTS                                     2004            2003            2004            2003
------------------------------                                  ---------       ---------       ---------       ---------

Direct and assumed premiums                                     $   243.2       $   192.0       $   894.6       $   727.5
                                                                =========       =========       =========       =========

Net premiums and policyholder fees                              $   184.4       $   127.6       $   645.2       $   447.0
Net investment income                                                16.6            16.2            65.2            61.1
Other income                                                          4.2             2.9            14.3            12.6
Realized gains                                                        1.4             0.2            10.6             2.1
                                                                ---------       ---------       ---------       ---------
      Total Operating revenue                                       206.6           146.9           735.3           522.8
                                                                ---------       ---------       ---------       ---------

Policyholder benefits                                               127.0            85.4           443.0           306.6
Interest credited to policyholders                                    5.4             3.8            18.6            14.9
Change in deferred acquisition costs                                (18.0)          (16.7)          (65.5)          (51.1)
Amortization of present value of future profits                       1.6             0.8             5.2             3.0
 Commissions and general expenses, net of
       allowances                                                    64.6            53.1           237.5           181.1
 Amortization of deferred loan fees relating to
   refinancing of credit facility                                      --              --              --             1.8
                                                                ---------       ---------       ---------       ---------
      Total benefits and expenses                                   180.6           126.4           638.8           456.3
                                                                ---------       ---------       ---------       ---------

      Income before income taxes                                     26.0            20.5            96.5            66.5

Income taxes, excluding capital gains                                (8.1)           (7.3)          (28.9)          (23.3)
Income taxes on capital gains (2)                                    (0.5)           (0.1)           (3.7)           (0.7)
Income tax benefit on early  extinguishment of debt (2)                --              --              --             0.6
                                                                ---------       ---------       ---------       ---------

Total income taxes (1)                                               (8.6)           (7.4)          (32.6)          (23.4)
                                                                ---------       ---------       ---------       ---------

Net income                                                      $    17.4       $    13.1       $    63.9       $    43.1
                                                                =========       =========       =========       =========

Per Share Data (Diluted):
      Net income                                                $    0.30       $    0.23       $    1.13       $    0.78
                                                                =========       =========       =========       =========


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
Universal American Financial Corp.                                       Page  8
February 16,  2005


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                      In millions, except per share amounts
                                   (Unaudited)

                                                               Three Months Ended                       Year Ended
                                                                   December 31,                        December 31,
INCOME BEFORE TAXES BY SEGMENT                               2004              2003               2004              2003
------------------------------                              -------           -------           -------           -------
Career Agency                                               $  15.5           $  14.0           $  57.6           $  46.4
Senior Market Brokerage                                         5.0               5.8              17.5              17.7
Medicare Advantage(5)                                           4.3                --              10.1                --
Administrative Services                                         3.5               2.9              13.1              11.0

Corporate                                                      (3.7)             (2.4)            (12.4)            (10.7)

Realized gains                                                  1.4               0.2              10.6               2.1
                                                            -------           -------           -------           -------

        Income before income taxes                          $  26.0           $  20.5           $  96.5           $  66.5
                                                            =======           =======           =======           =======

Balance Sheet Data                                               December 31, 2004      December 31, 2003
----------------------------------------------------------       -----------------      -----------------
Total Cash and Investments                                            $  1,378.3             $  1,286.5
Total Assets                                                          $  2,017.1             $  1,780.9
Total Policyholder Related Liabilities                                $  1,343.0             $  1,251.1
Total Outstanding Bank Debt                                           $    101.1             $     38.2
Other Long Term Debt                                                  $     75.0             $     75.0
Total Stockholders' Equity                                            $    419.4             $    345.7
Book Value per Common Share                                           $     7.60             $     6.41
Diluted Weighted Average Shares Outstanding-Year to Date                    56.6                   55.0

Non-GAAP Financial Measures *
Total Stockholders' Equity (excluding FAS 115) *                      $    378.4             $    305.9
Diluted Book Value per Common Share (excluding FAS 115) *(3)          $     6.71             $     5.54
Debt to Total Capital Ratio * (4)                                           18.2%                   9.1%

* Non-GAAP Financial Measures - See supplemental tables on the following pages of this release for a reconciliation of these items to financial measures calculated under accounting principles generally accepted in the United States (GAAP).

(1) The overall effective tax rate for the quarter ended December 31, 2004 was 33.2% and was 36.1% for the same quarter of 2003. The overall effective tax rate for the year ended December 31, 2004 was 33.8% and was 35.2% for the same period of 2003.

(2) Tax on realized capital gains (losses) and other non-recurring items is based on a 35.0% effective tax rate for all periods.

(3) Diluted book value per common share (excluding FAS 115) represents Total Stockholders' Equity, excluding accumulated other comprehensive income ("FAS 115"), plus assumed proceeds from the exercise of vested options, divided by the total shares outstanding plus the shares assumed issued from the exercise of vested options.

(4) The Debt to Total Capital Ratio is calculated as the ratio of the Total Outstanding Bank Debt to the sum of Stockholders' Equity (excluding FAS
     115) plus Total Outstanding Bank Debt plus Trust Preferred Securities.

(5) In connection with the acquisition of Heritage Health Systems, Inc. on May 28, 2004, we added a new segment, Medicare Advantage. This segment includes the operations of Heritage, as well as the private fee-for-service plan recently introduced in New York by our existing insurance subsidiaries.


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
Universal American Financial Corp.                                       Page  9
February 16,  2005


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                           NON-GAAP FINANCIAL MEASURES
                      In millions, except per share amounts
                                   (Unaudited)


Universal American uses certain non-GAAP financial measures to evaluate the company's performance for the periods presented in this press release. These measures should not be considered an alternative to measurements required by GAAP. Because Universal American's calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Universal American's non-GAAP financial measures to those of other companies. The key non-GAAP measures presented in our press release, including reconciliation to GAAP measures, are presented below.

TOTAL STOCKHOLDERS' EQUITY (EXCLUDING FAS 115)
                                                                   DECEMBER 31,             DECEMBER 31,
                                                                        2004                     2003
                                                                   ------------             ------------
Total stockholders' equity                                         $    419.4               $    345.7
Less:  Accumulated other comprehensive income                           (41.0)                   (39.8)
                                                                   -------------            ------------

        Total Stockholders' Equity (excluding FAS 115)             $    378.4               $    305.9
                                                                   =============            =============

Universal American uses total stockholders' equity (excluding FAS 115), as a basis for evaluating growth in equity on both an absolute dollar basis and on a per share basis, as well as in evaluating the ratios of debt to total capitalization. We believe that fluctuations in stockholders' equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the core performance of Universal American's business operations.

DILUTED BOOK VALUE PER COMMON SHARE
 (excluding FAS 115)
                                                                   DECEMBER 31,           DECEMBER 31,
                                                                        2004                   2003
                                                                   ------------           ------------
Total stockholders' equity                                         $   419.4              $   345.7
Proceeds from assumed exercises of vested options                       15.9                   15.2
                                                                   ------------           ------------
                                                                       435.3                  360.9
                                                                   ============           ============
Diluted common shares outstanding                                       58.8                   57.9
                                                                   ============           ============

        Diluted Book Value per Common Share                        $    7.41              $    6.23
                                                                   ============           ============

Total stockholders' equity (excluding FAS 115)                         378.4                  305.9
Proceeds from assumed exercises of vested options                       15.9                   15.2
                                                                   ------------           ------------
                                                                       394.3                  321.1
                                                                   ============           ============
Diluted common shares outstanding                                       58.8                   57.9
                                                                   ============           ============

        Diluted Book Value per Common Share (excluding FAS
        115)                                                        $   6.71              $    5.54
                                                                   ============           ============

As noted above, Universal American uses total stockholders' equity (excluding FAS 115), as a basis for evaluating growth in equity on a per share basis. We believe that fluctuations in stockholders' equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the core performance of Universal American's business operations.


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Universal American Financial Corp.                                       Page 10
February 16,  2005


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                           NON-GAAP FINANCIAL MEASURES
                                   In millions
                                   (Unaudited)

DEBT TO TOTAL CAPITAL RATIO
                                                                   DECEMBER 31,           DECEMBER 31,
                                                                        2004                   2003
                                                                   ------------           ------------
Total stockholders' equity                                         $   419.4                   345.7
Total outstanding bank debt                                            101.1                    38.2
Total outstanding trust preferred securities                            75.0                    75.0
                                                                   ------------           ------------
   Total Capital                                                   $   595.5              $    458.9
                                                                   ------------           ------------

        Debt to Total Capital Ratio                                     17.0%                    8.3%
                                                                   ------------           ------------

Total stockholders' equity (excluding FAS 115)                     $   378.4              $    305.9
Total outstanding bank debt                                            101.1                    38.2
Total outstanding trust preferred securities                            75.0                    75.0
                                                                   ------------           ------------
   Total Capital                                                   $   554.5              $    419.1
                                                                   ------------           ------------

        Debt to Total Capital Ratio                                     18.2%                    9.1%
                                                                   ------------           ------------

As noted above, Universal American uses total stockholders' equity (excluding FAS 115), as a basis for evaluating the ratio of debt to total capital. We believe that fluctuations in stockholders' equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the core performance of Universal American's business operations.

RETURN ON EQUITY
                                                                   THREE MONTHS           YEAR ENDED
                                                                   DECEMBER 31,           DECEMBER 31,
                                                                        2004                   2003
                                                                   ------------           ------------
Net Income                                                         $     17.4            $         63.9
                                                                   ============           ============

Total stockholders' equity:
     Beginning of period                                           $    395.7           $        345.7
     End of period                                                      419.4                    419.4
                                                                   ------------           ------------
   Average stockholders' equity                                    $    407.6           $        382.3
                                                                   ============           ============
        Return on Equity                                                 17.1%                    16.7%
                                                                   ============           ============

Total stockholders' equity (excluding FAS 115):
     Beginning of period                                           $    357.3           $        305.9
     End of period                                                      378.4                    378.4
                                                                   ------------           ------------
   Average stockholders' equity (excluding FAS 115)                $    367.9           $        342.2
                                                                   ============           ============

        Return on Equity (excluding FAS 115)                            18.9%                    18.7%
                                                                   ============           ============

As noted above, Universal American uses total stockholders' equity (excluding FAS 115), as a basis for evaluating return on equity. We believe that fluctuations in stockholders' equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the core performance of Universal American's business operations.


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
Universal American Financial Corp.                                       Page 11
February 16,  2005


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                           NON-GAAP FINANCIAL MEASURES
                                   In millions
                                   (Unaudited)


Administrative Services Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA")

                                                THREE MONTHS       YEAR ENDED
                                               ENDED DECEMBER       DECEMBER
                                                  31, 2004          31, 2004

Administrative Services pre-tax income         $     3.5           $   13.1
Depreciation, amortization and interest              0.6                2.2
                                               --------------      ----------
       Earnings before interest, taxes,
          depreciation and amortization        $     4.1           $   15.3
                                               ==============      ==========

In addition to pre-tax income, we also evaluate the results of our Administrative Services segment based on EBITDA. EBITDA is a common alternative measure of performance used by investors, financial analysts and rating agencies. It is also a measure that is included in the fixed charge ratio required by the covenants for our outstanding bank debt. Accordingly, these groups use EBITDA, along with other measures, to estimate the value of a company and evaluate Universal American's ability to meet its debt service requirements. While we consider EBITDA to be an important measure of comparative operating performance, it should not be construed as an alternative to pre-tax income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles).

Medicare Advantage Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA")

                                                THREE MONTHS        YEAR ENDED
                                               ENDED DECEMBER        DECEMBER
                                                  31, 2004           31, 2004

Medicare Advantage pre-tax income              $      4.4           $    10.1
Depreciation, amortization and interest               0.7                 2.1
                                               --------------       -----------
       Earnings before interest, taxes,
          depreciation and amortization        $      5.1           $    12.2
                                               ==============       ===========

* Heritage was acquired on May 28, 2004. Its results prior to acquisition are not included in our consolidated results.

In addition to pre-tax income, we also evaluate the results of our Medicare Advantage segment based on EBITDA. EBITDA is a common alternative measure of performance used by investors, financial analysts and rating agencies. It is also a measure that is included in the fixed charge ratio required by the covenants for our outstanding bank debt. Accordingly, these groups use EBITDA, along with other measures, to estimate the value of a company and evaluate Universal American's ability to meet its debt service requirements. While we consider EBITDA to be an important measure of comparative operating performance, it should not be construed as an alternative to pre-tax income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles).

                                #### #### ####


CONTACT:                             - OR-          INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein                                 The Equity Group Inc.
Executive Vice President &                          www.theequitygroup.com
Chief Financial Officer (914) 934-8820              Linda Latman (212) 836-9609